ENDORSEMENT NO. 2


Attaching to and forming part of the QUOTA SHARE RETROCESSION AGREEMENT between AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, Dallas, Texas (hereinafter called the "Company") and the Reinsurer specifically identified below (hereinafter called the "Reinsurer").

IT  IS  AGREED,  effective 12:01 a.m., Central Standard Time, January 1,
1997 that ARTICLE 9   COMMISSION ADJUSTMENT, paragraph A.1. will read as
follows and not as heretofore:

A.1. The final ceding commission shall be determined by the loss experience under this Agreement for each period comprising three consecutive Agreement Years or lesser period should the Agreement be terminated prior to the end of a three Agreement Year period. However, the first adjustment period will be the period July 1, 1996 to July 1, 1999 which includes this Agreement s predecessor Agreement. There shall be provisional adjustments and a final adjustment for each period, all in accordance with the other paragraphs of this Article.

IT IS FURTHER AGREED, effective 12:01 a.m., Central Standard Time, July 1, 1997 that the following changes are made to this Agreement:

ARTICLE 7 ACCOUNTS AND REMITTANCES, paragraph A.1. referencing net written premium will read as follows and not as heretofore:

     A.1. Net written premium accounted for during the period, being the gross written premium (including 75% of 50% of the Company s Policy fees for monthly and annual Policies; however, not to include Policy fees for six month Policies) less returns and cancellations; less

2.   ARTICLE  8      CEDING  COMMISSION, will read as follows and not as
heretofore:

     CEDING COMMISSION

     T h e Reinsurer will allow the Company a provisional ceding commission of 30.0% of the written premiums ceded (including 75% of 50% of the Company s Policy fees for monthly and annual Policies; however, not to include Policy fees for six month Policies) hereunder. Return commission shall be allowed on return premiums at the same rate.

3.   ARTICLE  9      COMMISSION  ADJUSTMENT, paragraph A.3. will read as
follows and not as heretofore:

     A.3. Premium earned for the period shall mean all written premium ceded to this Agreement during the period (including 75% of 50% of the Company s Policy fees for monthly and annual Policies; however, not to include Policy fees for six month Policies), less cancellations and returns, plus the unearned premium reserve at the beginning of the period and less the unearned premium reserve at the end of the period.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

     IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Endorsement as of the following dates:


                             PARTICIPATING REINSURERS

     Dorinco Reinsurance Company                  50.00%
     In Midland, Michigan, this    day of         , 1997.

     DORINCO REINSURANCE COMPANY
     Midland, Michigan

     By ____________________________________
          (signature)

     _______________________________________
          (name)

     _______________________________________
          (title)


and in Dallas, Texas, this    day of         , 1997.


     AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS


     By______________________________________
          (signature)

     ________________________________________
          (name)

     ________________________________________
          (title)


                  QUOTA SHARE RETROCESSION AGREEMENT

issued to

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS